UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

On November 4, 2021, Peabody Energy Corporation (the “Company”) entered into an exchange agreement with certain holders of the Company’s 8.500% Senior Secured Notes due 2024 (the “2024 Notes”), pursuant to which those holders agreed to exchange up to $4,174,600 aggregate principal amount of the 2024 Notes, subject to certain market and pricing conditions, for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Pursuant to that exchange agreement, as of December 9, 2021, the Company issued 340,000 shares of Common Stock to such holders of the 2024 Notes in exchange for $4,121,000 aggregate principal amount of the 2024 Notes. The issuances of shares of Common Stock in exchange for the 2024 Notes were made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”) on the basis that the exchange constitutes an exchange with existing securityholders of the Company and no commission or other remuneration was paid or given for soliciting the exchange.

On December 1, 2021 and December 9, 2021, the Company entered into exchange agreements with certain holders of the Company’s 6.375% Senior Secured Notes due 2025 (the “2025 Notes”), pursuant to which those holders agreed to exchange up to $23,500,000 aggregate principal amount of the 2025 Notes, subject to certain market and pricing conditions, for shares of Common Stock. Pursuant to that exchange agreements, as of December 9, 2021, the Company has issued or committed to issue up to 1,673,391 shares of Common Stock to such holders of the 2025 Notes in exchange for up to $17,722,000 principal amount of the 2025 Notes. The issuances of shares of Common Stock in exchange for the 2025 Notes were made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act on the basis that the exchange constitutes an exchange with existing securityholders of the Company and no commission or other remuneration was paid or given for soliciting the exchange.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2021, Darren R. Yeates resigned from the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”), effective immediately. Mr. Yeates will continue serving as the Company’s Executive Vice President and Chief Operating Officer. Mr. Yeates’ decision to resign was amicable and not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the operations, policies or practices of the Company.

“On behalf of the Board of Directors, I would like to thank Darren for his contributions as a Director of the Company. We look forward to continuing our work with Darren in his current role as Executive Vice President and Chief Operating Officer of the Company,” said Chairman Bob Malone.

On December 9, 2021, Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of the Company, entered into a Variation of Employment Contract (the “Amendment”) to the Employment Agreement dated October 22, 2020, as previously amended, with Mr. Yeates. The Amendment removes the requirement for Mr. Yeates to relocate to the Company's headquarters in St. Louis, Missouri, USA at the earliest opportunity, but not later than April 12, 2022.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Variation of Employment Contract, dated December 9, 2021, between Peabody Energy Australia Coal Pty Ltd and Darren R. Yeates.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 10, 2021	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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